[EXHIBIT NO. III TO COMBINED PROSPECTUS AND PROXY STATEMENT - ADVISORY AGREEMENT AND ADDENDUM]

                              ADVISORY AGREEMENT

     AGREEMENT made as of the 21st day of September, 1994 between UNITED SERVICES ADVISORS, INC., a corporation organized under the laws of the State of Texas and having its principal place of business in San Antonio, Texas (the "Advisor"), and ACCOLADE FUNDS, a Massachusetts business trust having its principal place of business in San Antonio, Texas (the "Trust").

     WHEREAS, the Trust is engaged in business as an open-end management investment company and is registered under the Investment Company Act of 1940 (the "1940 Act"); and

     WHEREAS, the Advisor is engaged principally in the business of rendering investment management services and is registered under the Investment Advisors Act of 1940; and

     WHEREAS, the Trust intends to initially offer shares in SIF Government Money Fund and SIF Government Short-Term Fund [such series (the "Initial Funds") together with all other series subsequently established by the Trust with respect to which the Trust desires to retain the Advisor to render investment advisory services hereunder the Advisor is willing so to do (collectively referred to as the "Funds")];

     NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto agree as follows:

     1.   APPOINTMENT OF ADVISOR.

          (a) Initial Funds. The Trust hereby appoints the Advisor to act as Advisor and investment advisor to each of the Initial Funds for the period and on the terms herein set forth. The Advisor accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

          (b) Additional Funds. In the event that the Trust establishes one or more series of shares other than the Initial Funds with respect to which it desires to retain the Advisor to render management and investment advisory services hereunder, it shall so notify the Advisor in writing, indicating the advisory fee which will be payable with respect to the additional series of shares. If the Advisor is willing to render such services, it shall so notify the Trust in writing, whereupon such series of shares shall become a Fund hereunder.

     2.   DUTIES OF ADVISOR.

          The Advisor, at its own expense, shall furnish the following services and facilities to the Trust:

          (a) Investment Program. The Advisor will (i) furnish continuously an investment program of each Fund, (ii) determine (subject to the overall supervision and review of the Board of Trustees of the Trust) what investments shall be purchased, held sold or exchanged by each Fund and what portion, if any, of the assets of each Fund shall be held uninvested, and (iii) make changes on behalf of the Trust in the investments of each Fund. The Advisor will also manage, supervise and conduct the other affairs and business of the Trust of each Fund thereof and matters incidental thereto, subject always to the control of the Board of Trustees of the Trust and to the provisions of the Declaration of Trust and By-laws and the 1940 Act.

          (b) Office Space and Facilities. The Advisor shall furnish the Trust office space in the offices of the Advisor, or in such other place or places as may be agreed upon from time to time, and all necessary office facilities, simple business equipment, supplies, utilities, and telephone service for managing the affairs and investments of the Trust. These services are exclusive of the necessary services and records of any dividend disbursing agent, transfer agent, registrar or custodian, and accounting and bookkeeping services to provided by the Trust's transfer agent, record keeping service or custodian.

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          (c)  Personnel.  The Advisor shall provide all necessary executive and clerical personnel for administering the affairs of the Trust, and shall compensate all personnel, officers and Trustees of the Trust if such persons are also employees of the Advisor or its affiliates, except as provided in Paragraph 3(f) hereof.

          (d) Distribution Expenses. Except as may be provided in distribution expense plans as contemplated by Rule 12b-1 under the 1940 Act, the Advisor shall bear all sales, promotions or distribution expenses in connection with the distribution of shares of any Fund and shall be the sole judge of the extent to which sales or promotion expenses shall be incurred; provided however, that the Advisor shall not be obligated to pay for any portion of the cost of prospectuses or periodic reports provided to shareholders. Expenses incurred in complying with laws regulating the issue or sale of securities shall not be deemed to be sales, promotion or distribution expenses.

          (e) Portfolio Transactions. The Advisor shall place all orders for the purchase and sale of portfolio securities for the account of each Fund with brokers or dealers selected by the Advisor, although the Trust will pay the actual brokerage commissions on portfolio transactions in accordance with Paragraph 3(c). In executing portfolio transactions and selecting brokers or dealers, the Advisor will use its best efforts to seek on behalf of the Trust or any Fund thereof the best overall terms available. In assessing the best overall terms available for any transaction, the Advisor shall consider all factors it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any (for the specific transaction and on a continuing basis). In evaluating the best overall terms available, and in selecting the broker or dealer to execute a particular transaction, the Advisor may also consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) provided to any Fund and/or other accounts over which the Advisor or an affiliate of the Advisor exercises investment discretion. The Advisor is authorized to pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for any fund which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if, but only if, the Advisor determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of that particular transaction or in terms of all of the accounts over which investment discretion is so exercised.

     3.   ALLOCATION OF EXPENSES.

          Except for the services and facilities to be provided by the Advisor as set forth in Paragraph 2 above, the Trust assumes and shall pay all expenses for all other Trust operations and activities and shall reimburse the Advisor for any such expenses incurred by the Advisor. The expenses to be borne by the Trust shall include, without limitation:

          (a) The charges and expenses of any registrar, stock transfer or dividend disbursing agent, custodian, or depository appointed by the Trust for the safekeeping of its cash, portfolio securities and other property;

          (b)  The charges and expenses of auditors;

          (c)  Brokerage   commissions   for   transactions   in  the  portfolio
               securities of the Trust;

          (d) All taxes, including issuance and transfer taxes, and corporate fees payable by the Trust to Federal, state or other governmental agencies;

          (e) The cost of stock certificates (if any) representing shares of the Trust;

          (f) Expenses involved in registering and maintaining registrations of the Trust and of its shares with the Securities and Exchange Commission and various states and other jurisdictions,

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               including  reimbursement  of  actual  expenses  incurred  by  the
               Advisor in performing such functions for the Trust, and including compensation of persons who are Advisor employees in proportion to the relative time spent on such matters;

          (g) All expenses of shareholders' and Trustees' meetings, including meetings of committees, and of preparing, printing and mailing proxy statements, quarterly reports, semi-annual reports, annual reports and other communications to shareholders;

          (h) All expenses of preparing and setting in type prospectuses, and expenses of printing and mailing the same to shareholders [but not expenses of printing and mailing of prospectuses and literature used for promotional purposes in accordance with Paragraph 2(d) above];

          (i)  Compensation   and  travel  expenses  of  Trustees  who  are  not
               "interest persons" within the meaning of the 1940 Act;

          (j) The expense of furnishing, or causing to be furnished, to each shareholder a statement of his account, including the expense of mailing;

          (k) Charges and expenses of legal counsel and internal audit/compliance personnel in connection with matters relating to the Trust, including, without limitations, legal services rendered in connection with the Trust's corporate and financial structure and relations with its shareholders, issuance of Trust shares, and registration and qualification of securities under Federal, state and other laws;

          (l) The expenses of attendance at professional meetings of organizations such as the Investment Company Institute, the No Load Mutual Fund Association, or Commerce Clearing House by officers and Trustees of the Trust, and the membership or association dues of such organizations;

          (m) The cost and expense of maintaining the books and records of the Trust, including general ledger accounting;

          (n) The expense of obtaining and maintaining a fidelity bond as required by Section 17(g) of the 1940 Act;

          (o)  Interest payable on Trust borrowings; and

          (p)  Postage.

     4.   ADVISORY FEE.

          (a) For the services and facilities to be provided to each of the Funds by the Advisor as provided in Paragraph 2 hereof, the Trust shall pay the Advisor a monthly fee with respect to each of the Funds as soon as practical after the last day of each calendar month, which fee shall be paid at the rate set forth below based upon the Monthly Average Net Assets [as defined in subparagraph
               (c) below] of such Fund for such calendar month:

                                    ADVISORY FEE SCHEDULE
                                    ---------------------
                                                             MONTHLY
                                                            FEE RATE
                                                            --------
                        Bonnel Growth Fund               1/12 of 1.00%

          (b) In the case of termination of this Agreement with respect to any Fund during any calendar month, the fee with respect to such Fund for that month shall be
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               reduced  proportionately  based upon the number of calendar  days during which it is in effect and the fee shall be computed upon the average net assets of such Fund for the business days which it is so in effect.

          (c) The "Monthly Average Net Assets" of any Fund of the Trust for any calendar month shall be equal to the quotient produced by dividing (i) the sum of the net assets of such Fund, determined in accordance with procedures established from time to time by or under the direction of the Board of Trustees of the Trust in accordance with the Declaration of Trust of the Trust, as of the close of business on each day during such month that such Fund was open for business, by (ii) the number of such days.

     5.   EXPENSE LIMITATION.

     The Advisor agrees that for any fiscal year of the Trust during which the total of all expenses of the Trust (including investment advisory fees under this agreement, but excluding interest, portfolio brokerage commissions and expenses, taxes and extraordinary items) exceeds the lowest expense limitation imposed in any state in which the Trust is then making sales of its shares or in which its shares are then qualified for sale, the Advisor will reimburse the Trust for such expenses not otherwise excluded from reimbursement by this Paragraph 5 to the extent that they exceed such expense limitation.

     6.   TRUST TRANSACTIONS.

     The Advisor agrees that neither it nor any of its officers or Directors will take any long or short term position in the shares of the Trust; provided, however, that such prohibition:

          (a) shall not prevent the Advisor from purchasing shares of the Trust if orders to purchase such shares are placed upon the receipt by the Advisor of purchase orders for such shares and are not in excess of such purchase orders received by the Advisor; and

          (b) shall not prevent the purchase of shares of the Trust by any of the persons above described for their account and for investment at the price at which such shares are available to the public at the time of purchase or as part of the initial capital of the Trust.

     7.   RELATIONS WITH TRUST.

     Subject to and in accordance with the Declaration of Trust and By-laws of the Trust and the Articles of Incorporation and By-laws of the Advisor, respectively, it is understood that Trustees, officers, agents and shareholders of the Trust are or may be interested in the Advisor (or any successor thereof) as directors, officers, or otherwise; that directors, officers, agents and shareholders of the Advisor are or may be interested in the Trust as Trustees, officers, shareholders, or otherwise; that the Advisor (or any such successor) is or may be interested in the Trust as a shareholder or otherwise; and that the effect of any such adverse interests shall be governed by said Declaration of Trust, Articles of Incorporation and By-laws.

     8.   LIABILITY OF ADVISOR AND OFFICERS AND TRUSTEES OF THE TRUST.

     No provision of this Agreement shall be deemed to protect the Advisor against any liability to the Trust or its shareholders to which it might otherwise be subject by reason of any willful misfeasance, bad faith or gross negligence in the performance of its duties or the reckless disregard of its obligations and duties under this Agreement. Nor shall any provision hereof be deemed to protect any Trustee or officer of the Trust against any such liability to which he might otherwise be subject by reason of any willful misfeasance, bad faith or gross negligence in the performance of his duties or the reckless disregard of his obligations and duties. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

     9.   DURATION AND TERMINATION OF THIS AGREEMENTS.

          (a) Duration. This Agreement shall become effective with respect to each Initial Fund on the date hereof and, with respect to any additional Fund, on the date of receipt by the Trust of notice from the Advisor in accordance with Paragraph 1(b) hereof that the Manager is willing
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               to serve as Advisor with respect to such Fund.  Unless terminated as herein provided, this Agreement shall remain in full force and effect until September 21, 1995 with respect to the Initial Funds and, with respect to each additional Fund, until one year following the date on which such Fund becomes a Fund hereunder, and shall continue in full force and effect for period on one year thereafter with respect to each Fund so long as such continuance with respect to any such Fund is approved at least annually (i) by either the Trustees of the Trust or by vote of a majority of the outstanding voting shares (as defined in the 1940
               Act) of such Fund, and (ii) in either event by the vote of a majority of the Trustees of the Trust who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval.

               Any approval of this Agreement by the holders of a majority of the outstanding shares (as defined in the 1940 Act) of any Fund shall be effective to continue this Agreement with respect to any such Fund notwithstanding (i) that this Agreement has not been approved by the holders of a majority of the outstanding shares of any other Fund affected thereby, and (ii) that this Agreement has not been approved by the vote of a majority of the outstanding shares of the Trust, unless approval shall be required by any other applicable law or otherwise.

          (b) Termination. This Agreement may be terminated at any time, without payment of any penalty, by vote of the Trustees of the Trust or by vote of a majority of the outstanding shares (as defined in the 1940 Act), or by the Advisor on sixty (60) days' written notice to the other party.

          (c) Automatic Termination. This Agreement shall automatically and immediately terminate in the event of its assignment.

     10.  SERVICES NOT EXCLUSIVE.

     The services of the Advisor to the Trust hereunder are not to be deemed exclusive, and the Advisor shall be free to render similar services to others so long as its services hereunder are not impaired thereby.

     11.  LIMITATION OF LIABILITY.

          (a)  THE  TRUST The term  "Accolade  Funds"  means  and  refers to the
               Trustees from time to time serving under the Master Trust Agreement of the Trust dated April 15, 1993, as the same may subsequently thereto have been, or subsequently hereto be amended. It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust, personally, but bind only the assets and property of the Trust, as provided in the Master Trust Agreement of the Trust. The execution and delivery of this Agreement have been authorized by the Trustees and shareholders of the Trust and signed by an authorized officer of the Trust, acting as such, and neither such authorization by such Trustees and shareholders nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the assets and property of the Trust as provided in its Master Trust Agreement.

          (b) THE ADVISOR It is expressly agreed that the oblations of the Advisor hereunder shall not be binding upon any of the shareholders, nominees, officers, agents or employees of the Advisor, personally, but bind only the assets and property of the Advisor, respectively. The execution and delivery of the Agreement have been authorized by the directors and officers of the Advisor and signed by an authorized officer of the Advisor, acting as such, and neither such authorization by such directors and officers nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the assets and property of the Advisor, respectively. This limitation of liability shall not be deemed to protect the shareholders, nominees, officers, agents or employees of the Advisor against any liability to the Trust or its shareholders to which they might otherwise be subject by reason of any willful misfeasance, bad faith or gross negligence in the performance of their duties or the reckless disregard of their obligations and duties under this Agreement.

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     IN WITNESS  WHEREOF,  the parties  hereto have caused this  Agreement to be executed as of the date first set forth above.

ACCOLADE FUNDS                                    UNITED SERVICES ADVISORS, INC.


By ----------------------                         By -------------------------
Executive Vice President                          Executive Vice President


Attest:                                           Attest:


--------------------------                        -----------------------------
Secretary                                         Secretary

================================================================================

                         ADDENDUM TO ADVISORY AGREEMENT

                         ......................., 1996



U.S. Global Investors, Inc.
7900 Callaghan Road
San Antonio, Texas 78229

Gentlemen:

Pursuant to Section 1(b) of the Advisory Agreement dated September 21, 1994 between Accolade Funds (the "Trust") and United Services Advisors, Inc. (the "Advisor"), please be advised that the Trust has established one new series of its shares, namely, the MegaTrends Fund, and please be further advised that the Trust desires to retain the Advisor to render management and investment advisory services under the Advisory Agreement to this Fund at the fees stated below:

                                 MEGATRENDS FUND

     Monthly Average Net Assets                     1/12 of 1.00%

Please state below whether you are willing to render such services at the fees stated above.

                                                     ACCOLADE FUNDS



Attest:                                      By:
        --------------------------------         ------------------------------
        Secretary                                Executive Vice President

Date:
     -----------------------------------


We are willing to render management and investment advisory services to the MegaTrends Fund at the fee stated above.

                                             U.S. GLOBAL INVESTORS, INC.



Attest:                                      By:
        -------------------------------         --------------------------------
        Secretary                               President

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